Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement No. 333-255557 on Form S-11 of our report dated March 16, 2023, appearing in the Annual Report on Form 10-K of Brookfield Real Estate Income Trust Inc. for the year ended December 31, 2022 (see Supplement No. 10). We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York

March 17, 2023